Exhibit 10.21

SYNOPSYS, INC.

EMPLOYEE STOCK PURCHASE PLAN

(As amended by approval of the Board of Directors on December 8, 2011 and the stockholders on April 3, 2012)

I.	PURPOSE

The Synopsys, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide Eligible Employees of the Company and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company through purchases of shares of the Company’s common stock.

II.	DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings indicated.

Board means the Company’s Board of Directors or its delegate, as applicable, to the extent the Board has delegated its authority to administer the Plan pursuant to Section III.

Code means the Internal Revenue Code of 1986, as amended from time to time.

Committee means a committee of Board members that will satisfy Rule 16b-3 of the Securities and Exchange Commission, as in effect with respect to the Company from time to time.

Company means Synopsys, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Synopsys, Inc. that shall by appropriate action adopt the Plan.

Common Stock means shares of the Company’s common stock.

Corporate Affiliate means any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act, including any such parent or subsidiary that becomes such after the Effective Date.

Earnings has the meaning ascribed to it in the applicable Offering Document.

Effective Date means January 27, 2010, the date this amended and restated Plan was approved by the Board.

Eligible Employee means an Employee who meets the requirements set forth in the applicable Offering Document for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

Employee means any person who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Corporate Affiliate. However, service solely as a director, or payment of a fee for such services, shall not cause a director to be considered an “Employee” for purposes of the Plan.

Fair Market Value means fair market value per share of Common Stock, as determined on any relevant date in accordance with the following procedures:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, then the Fair Market Value per share of the Common Stock on such date shall be determined by the Board, after taking into account such factors as the Board deems appropriate.

Offering means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees under terms approved by the Board and set forth in an Offering Document.

Offering Date means a date selected by the Board for an Offering to commence and specified in the Offering Document.

Offering Document means the document setting forth the terms of an Offering as approved by the Board.

Offering Period means the duration of an Offering, as set forth in the Offering Document.

Original Effective Date means the first day of the initial Offering scheduled to commence upon the later of (i) February 1, 1992 or (ii) the effective date of the S-8 Registration Statement covering the shares of Common Stock issuable under the Plan.

Participant means any Eligible Employee of a Participating Company who is actively participating in the Plan.

Participating Company means the Company and such Corporate Affiliate or Corporate Affiliates as may be designated from time to time by the Board, the Employees of which may qualify as Eligible Employees that may participate in an Offering.

Period of Participation means each period for which the Participant actually participates in an Offering.

Plan Administrator means any Committee or other group of persons that has been delegated authority to administer the Plan pursuant to Section III.A.

Purchase Date means one or more dates during an Offering established by the Board and set forth in the Offering Document on which Purchase Rights shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

Purchase Right means an option to purchase shares of Common Stock granted pursuant to the Plan under the terms set forth in the Plan and the applicable Offering Document.

Securities Act means the Securities Act of 1933, as amended.

III.	ADMINISTRATION

A. The Plan shall be administered by the Board or its designee (each such designee is a “Plan Administrator”). As of the Effective Date, the Board has designated the Compensation Committee of the Board as the Plan Administrator. The Board or its Compensation Committee may from time to time select another committee or persons to be responsible as Plan Administrator for any Plan transactions not subject to Rule 16b-3, which Plan Administrator shall be subject to the overall supervision of the Compensation Committee or the Board, as applicable. Unless otherwise specified herein, the Plan Administrator shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Plan Administrator, including the power to delegate to a Committee or other persons any of the administrative powers the Plan Administrator is authorized to exercise (and except as otherwise specifically provided herein, all references to the Board in this Plan or in any Offering Document shall thereafter be deemed references to the Plan Administrator or its designee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board retains the authority to concurrently administer the Plan with the Plan Administrator and may, at any time, revest in the Board some or all of the powers previously delegated to the Plan Administrator.

B. The Board may administer, interpret and amend the Plan in any manner it believes to be desirable (including amendments to outstanding Purchase Rights and the designation of a brokerage firm at which accounts for the holding of shares purchased under the Plan must be established by each Eligible Employee desiring to participate in the Plan), and any such interpretation shall be final and binding on all parties who have an interest in the Plan.

C. Any Plan Administrator that is not a Committee may not, without the approval of the Board, or without stockholder approval to the extent required under Section X: (i) increase the number of shares issuable under the Plan, except that the Plan Administrator shall have the authority, exercisable without such approval, to effect adjustments to the extent necessary to reflect changes in the Company’s capital structure pursuant to Section VI.B; (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares issuable under the Plan; or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

IV.	OFFERINGS

A. The Board may from time to time grant Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Periods of Participation) on an Offering Date or Offering Dates selected by the Board and as specified in an Offering Document. Each Offering Document shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the terms of the Plan, and which shall designate the Participating Companies for such Offering. Unless otherwise specifically provided in the Offering Document, with respect to each Offering in effect under the Offering Document each Participating Company shall be considered for purposes of the Plan to have its own separate Offering for the Eligible Employees employed by such Participating Company, so that no two Participating Companies shall participate in the same Offering.

B. The terms and conditions of an Offering shall be set forth in an Offering Document that is incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings under the Plan need not be identical, but each Offering Document shall include (through incorporation of the provisions of this Plan by reference in the Offering Document) the Offering Period, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections IV through VII, inclusive.

C. If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

D. The Board shall have the discretion to structure an Offering so that if the Fair Market Value of the shares of Common Stock on the first day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of the shares of Common Stock on the Offering Date, then (i) that Offering shall terminate immediately, and (ii) the Participants in such terminated Offering shall be automatically enrolled in a new Offering beginning on the first day of such new Purchase Period.

V.	ELIGIBILITY

A. Purchase Rights may be granted only to employees of the Company or, as the Board may designate, to employees of a Corporate Affiliate. Except as provided in Section V.B, an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or a Corporate Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Board may require pursuant to the Offering Document, but in no event shall Offerings intended to qualify under Code Section 423 require that the period of continuous employment be greater than two (2) years. In addition, the Board may provide in the Offering Document that no employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such employee’s customary employment with the Company or the Corporate Affiliate is for more than twenty (20) hours per week (or such lesser number of hours per week as the Board may approve for an Offering) and more than five (5) months per calendar year (or such lesser number of months per calendar year as the Board may approve for the Offering).

B. The Board may provide in an Offering Document that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering Document which coincides with the day on which such person becomes an Eligible Employee or that occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

C. No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Corporate Affiliate. For purposes of this Section V.C., the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock that such Employee may purchase under all outstanding Purchase Rights shall be treated as stock owned by such Employee.

D. As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all employee stock purchase plans of the Company and any Corporate Affiliates, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Corporate Affiliate to accrue at a rate that exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted and, with respect to the Plan, as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time. Notwithstanding the foregoing, such limitation shall not apply to Eligible Employees participating in an Offering that is not intended to qualify as a qualified employee stock purchase plan offering under Code Section 423, unless otherwise provided in the Offering Document.

E. Officers of the Company and any designated Corporate Affiliate, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

VI.	STOCK SUBJECT TO PLAN

A. The Common Stock purchasable by Participants under the Plan shall, solely in the discretion of the Board, be made available from either authorized but unissued shares of the Common Stock or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchased on the open market. The total number of shares that may be issued under the Plan shall not exceed 35,700,000 shares. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

B. In the event any change is made to the Company’s outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made by the

Board to (i) the class and maximum number of shares issuable over the term of the Plan, (ii) any share limitations in an Offering on the maximum number of shares purchasable under the Offering; and (iii) the class and number of shares and the price per share of the Common Stock subject to each Purchase Right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

VII.	PURCHASE RIGHTS; PURCHASE PRICE

A. Maximum Payroll Deductions. The maximum payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan will be designated by the Board in the Offering Document for the Offering and may not exceed a maximum of fifteen percent (15%) of the Participant’s Earnings (as defined by the Board in such Offering Document) paid to the Participant for payroll periods that are applicable to the Offering Period, as established by the Board for such Offering.

B. Enrollment Agreement. An Employee who participates in the Plan for a particular Offering must complete and submit to the Company an enrollment agreement in the form and in accordance with the procedures prescribed by the Board (which may include electronic enrollment). Each such enrollment agreement shall authorize an amount of payroll deductions expressed as a percentage of the submitting Participant’s Earnings (as defined in each Offering Document) for payroll periods that are applicable to the Offering Period (not to exceed the maximum percentage specified by the Board in the Offering Document). To the extent provided in the Offering Document, a Participant may thereafter reduce (including to zero) or increase his or her payroll deductions.

C. Purchase Price. Common Stock shall be issuable on any Purchase Date at a purchase price equal to 85 percent of the lower of (i) the Fair Market Value per share on the Offering Date or (ii) the Fair Market Value per share on the Purchase Date.

D. Number of Purchasable Shares. The number of shares purchasable per Participant on each Purchase Date within an Offering shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions applicable to the Offering Period (after conversion into U.S. Dollars, if necessary) by the purchase price in effect on the Purchase Date. In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, and (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date: (i) the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering, and (ii) if the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

E. Condition to Exercise of Purchase Rights. No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act of 1933 (as amended) and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights of any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date for the Offering. If, on the Purchase Date under any Offering, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights of any outstanding Offering shall be exercised and all contributed payroll deductions that accumulated during the Offering (reduced to the extent, if any, such contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest. The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

F. Payment. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant’s authorized payroll deductions (after conversion into U.S. Dollars, if necessary) accumulated for the Period of Participation. The amounts so collected shall be credited to the Participant’s bookkeeping account under the Plan, but no interest shall be paid on the balance outstanding in such account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes. To the extent specifically provided in the Offering Document, in addition to making contributions by payroll deductions, a Participant may make contributions through the payment by cash or check prior to each Purchase Date of the Offering.

G. Termination of Purchase Right. Unless otherwise provided in the Offering Document, the following provisions shall govern the termination of outstanding Purchase Rights in effect under the Offering:

(i) A Participant may, at any time prior to the last five (5) business days of the Period of Participation, terminate his /her outstanding Purchase Right under the Plan by filing the prescribed notification form with the Board. No further payroll deductions shall be collected from the Participant with respect to the terminated Purchase Right, and any payroll deductions collected for the Period of Participation in which such termination occurs shall be refunded without interest.

(ii) The termination of such Purchase Right shall be irrevocable, and the Participant may not subsequently rejoin the Offering for which such terminated Purchase Right was granted. In order to resume participation in any subsequent Offering, such individual must re-enroll in the Plan.

H. Stock Purchase. Shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded or set aside for refund in accordance with the “Termination of Purchase Right” provisions above) on each Purchase Date (after conversion into U.S. Dollars, if necessary). The purchase shall be effected by applying each Participant’s payroll deductions accumulated for the Period of Participation ending on such Purchase Date to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of purchasable shares set forth above) at the purchase price in effect on such Purchase Date. Any payroll deductions not applied to such purchase (a) because insufficient to purchase a whole share or (b) by reason of the limitation on the maximum number of shares purchasable by the Participant on such Purchase Date shall be promptly refunded to the Participant without interest. No fractional shares shall be issued upon the exercise of Purchase Rights.

I. Rights as Stockholder. A Participant shall have no stockholder rights with respect to the shares subject to his/her outstanding Purchase Right until the shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

J. Assignability. No Purchase Right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the participant’s death, and during the Participant’s lifetime the Purchase Right shall be exercisable only by the Participant.

K. Change in Ownership. Should the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of:

(i) a sale, merger or other reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated), or

(ii) a reverse merger in which the Company is the surviving corporation but in which more than fifty percent (50%) of the Company’s outstanding voting stock is transferred to holders different from those who held the stock immediately prior to the reverse merger, then all outstanding Purchase Rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or reverse merger by applying the accumulated payroll deductions of each Participant (after conversion into U.S. Dollars, if necessary) for the Period of Participation in which the transaction occurs to the purchase of whole shares of Common Stock at eighty-five percent (85%) of the lower of (i) the Fair Market Value per share on the Offering Date for the Offering in which such transaction occurs or (ii) the Fair Market Value per share immediately prior to the consummation of such transaction. However, the applicable share limitations of Section V and any share purchase limitations set forth in the Offering Document shall continue to apply to any such purchase. The Company shall use its best efforts to provide at least ten (10) days’ advance written notice of the occurrence of any such sale, merger, reorganization or reverse merger, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding Purchase Rights in accordance with the applicable provisions of this Section VII.

VIII.	STATUS OF PLAN UNDER FEDERAL TAX LAWS

The Plan is designed to qualify as an employee stock purchase plan under Code Section 423, so that Offerings under the Plan may qualify as qualified employee stock purchase plan offerings under Code Section 423, and all shares reserved for issuance under the Plan may be issued pursuant to the exercise of Purchase Rights that qualify as qualified employee stock purchase rights under Code Section 423. However, the Board may in its sole discretion determine to approve Offerings under the Plan that are not intended to meet the requirements of Code Section 423, including, without limitation, Offerings in which Eligible Employees who are not subject to U.S. tax laws may participate.

IX.	AMENDMENT AND TERMINATION

A. The Board may amend, alter, suspend, discontinue, or terminate the Plan at any time, including amendments to outstanding Purchase Rights. Subject to the requirements of Section III, the Plan Administrator may amend the Plan and outstanding Purchase Rights. However, stockholder approval shall be required for any amendment of the Plan that:

(i) increase the number of shares issuable under the Plan, except that the Board shall have the authority, exercisable without such stockholder approval, to effect adjustments to the extent necessary to reflect changes in the Company’s capital structure pursuant to Section VI.B;

(ii) alter the purchase price formula so as to reduce the purchase price payable for the shares issuable under the Plan; or

(iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan;

but in each of (i) through (iii) above only to the extent stockholder approval is required by applicable law or listing requirements.

B. The Board may elect to terminate any or all outstanding Purchase Rights at any time. In the event the Plan is terminated, the Board may also elect to terminate outstanding Purchase Rights either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit Purchase Rights to expire in accordance with their terms (and participation to continue through such expiration dates). If Purchase Rights are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible.

X.	GENERAL PROVISIONS

A. The Plan originally became effective on the Original Effective Date. This amended and restated Plan document became effective on the Effective Date, subject to stockholder approval at the 2010 annual meeting of the Company’s stockholders.

B. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

C. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration.

D. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

E. If the Board in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of shares, delivery of reports, or other administrative aspects of the Plan. If the Board so elects, each Participant shall (unless prohibited by the laws of the nation of his or her employment or residence) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. If the Board in its discretion so elects, shares purchased by a Participant under the Plan shall be held in the account in the name in which the share certificate would otherwise be issued pursuant to Section VII until such shares are sold.